UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
AT&T Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AT&T INC.
SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2018
The following information relates to the definitive proxy statement of AT&T Inc. (the "Company") filed with the Securities and Exchange Commission on March 12, 2018 (the "Proxy Statement") in connection with the Company's 2018 Annual Meeting of Stockholders to be held at Moody Performance Hall, 2520 Flora Street, Dallas, Texas, 75201, on April 27, 2018 at 9:00 a.m. Central Standard Time (the "Annual Meeting"). All capitalized terms used in this supplement to the Proxy Statement (the "Supplement") and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
Supplemental Disclosure Concerning Stockholder Proposal 8
The disclosure included in the Proxy Statement under Stockholder Proposal 8, in which a stockholder seeks shareholder approval for the adoption of a policy that would require an independent member of the Board serve as Chair of the Board of Directors, is hereby supplemented with the following information:
The Lead Director is selected by the independent members of the Board and possesses at all times full authority over all agenda items and material provided to the Board.
Except as specifically set forth above, this Supplement does not modify or update any other disclosures presented in the Proxy Statement. In addition, this Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.
Any vote previously entered, either by mailing a proxy card, over the Internet or by telephone, "FOR," "AGAINST" or "ABSTAIN" on any proposal to be voted upon at the Annual Meeting will be counted as a "FOR," "AGAINST" or "ABSTAIN" vote on such proposal at the Annual Meeting. If you have already returned your proxy card or voted your proxy over the Internet or by telephone, and would like to change your vote on any matter, you may revoke your proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone, mail, or in person at the Annual Meeting, another proxy dated as of a later date. If you hold your shares through a broker or bank you must contact them in order to find out how to change your vote.